SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 13, 2005

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 13, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Riverstone Networks, Inc. (“Riverstone” or the “Company”) amended the Change-in-Control agreement (the “Agreement”) it has in place with Oscar Rodriguez, President and CEO of the Company. The Agreement provides for certain payments to Mr. Rodriguez if he is terminated in connection with a “Change in Control” (as defined in the Agreement) of the Company. The amendment changed the portion of the cash payment provision in the Agreement that provided for one year’s base salary and on-target bonus to two times the base salary and on-target bonus. The Committee previously set Mr. Rodriguez’s annual base salary at $350,000, and his on-target bonus at 100% of his base salary. The Committee’s stated purpose of this amendment was to provide additional retention incentive to Mr. Rodriguez.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2005

RIVERSTONE NETWORKS, INC.

By	/s/ Roger A. Barnes
Name:	Roger A. Barnes
Title:	Executive Vice President, Chief Financial Officer